UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2025

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

125 Vista Boulevard, Slingerlands, New York	12159
(Address of principal executive offices)	(Zip Code)

(518) 782-7700

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On October 8, 2025, Plug Power Inc. (the “Company”) entered into a letter agreement (the “Warrant Inducement Agreement”) with the holder (the “Investor”) of warrants issued on March 20, 2025 (the “Existing Warrants”), whereby in consideration for exercising in full for cash all of the Existing Warrants held by the Investor at the exercise price as set forth in the Existing Warrants of $2.00 per share, the Company agreed to (i) amend the Existing Warrants to provide for the issuance of Pre-funded Warrants (the “Pre-funded Warrants”), at the option of the Investor, if, as a result of the exercise of the Existing Warrants, the Investor’s beneficial ownership of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), would exceed such Investor’s beneficial ownership blocker election as set forth in the Existing Warrants immediately following such exercise, and (ii) issue new warrants to the Investor (the “New Warrants” and together with the Pre-funded Warrants, the “Warrants”) to purchase up to 185,430,464 shares of Common Stock (the “Transaction”).

The Transaction was made pursuant to a prospectus supplement dated October 8, 2025 and an accompanying base prospectus that forms a part of the Company’s registration statement on Form S-3 (File No. 333- 287577), which was filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 27, 2025 and declared automatically declared effective by the SEC. The Transaction is expected to close on or about October 9, 2025, subject to customary closing conditions.

The purchase price of each Pre-funded Warrant will be equal to the exercise price of $2.00 per Share, minus $0.0001. Each Pre-funded Warrant will be immediately exercisable for one share of Common Stock at $0.0001 per share (subject to applicable adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting the Common Stock) and expire on March 20, 2028.

The New Warrants will entitle the Investor to purchase up to 185,430,464 shares of Common Stock at $7.75 per share (subject to applicable adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting the Common Stock) and expire on March 20, 2028. The New Warrants will not become exercisable for shares unless and until the Company takes all action necessary to increase its authorized shares of Common Stock to an amount sufficient to provide for the issuance of shares upon the exercise of the New Warrants. The New Warrants will be cash settled after February 28, 2026 if the Company has not increased its authorized shares of Common Stock.

The gross proceeds from the Transaction, before deducting estimated transaction expenses and fees, is expected to be approximately $371.0 million. If the New Warrants are fully exercised on a cash basis, the Company will receive an additional $1.4 billion in gross proceeds. No assurance can be given that any of the New Warrants will be exercised. The Company intends to use the net proceeds from the Transaction for working capital and general corporate purposes.

Each New Warrant or Pre-Funded Warrant will be exercisable solely by means of a cash exercise, except that a New Warrant or Pre-Funded Warrant will be exercisable via cashless exercise if at the time of exercise, a registration statement registering the issuance of the shares of Common Stock underlying the New Warrants and Pre-Funded Warrants (the “Warrant Shares”) under the Securities Act of 1933, as amended (the “Securities Act”), is not then effective or the prospectus contained therein is not available for the issuance of the Warrant Shares. The New Warrants and Pre-Funded Warrants will include certain rights upon “fundamental transactions” as described in the New Warrants and Pre-Funded Warrants, including the right of the Investor thereof to receive from the Company or a successor entity the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Common Stock in such fundamental transaction with respect to the unexercised portion of the applicable New Warrants or Pre-Funded Warrants immediately prior to such fundamental transaction. Alternatively, the holder of a New Warrant shall have the right to receive the cash value of the remaining unexercised portion of its New Warrants upon a fundamental transaction, such value to be calculated using the Black-Scholes Option Pricing Model, as described in the New Warrants. A holder of the New Warrants or Pre-Funded Warrants (together with its affiliates) may not exercise any portion of a New Warrant or Pre-Funded Warrant to the extent that the holder would beneficially own more than 4.99% (or, as may be increased upon written notice at the election of the holder, up to 9.99%) of the Company’s outstanding Common Stock immediately after exercise.

Copies of the Warrant Inducement Agreement, the form of New Warrant and the form of Pre-Funded Warrant are attached as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2 hereto, respectively, and are incorporated herein by reference. The foregoing descriptions of the terms of the Warrant Inducement Agreement, the form of New Warrant and the form of Pre-Funded Warrant are each qualified in its entirety by reference to such exhibit.

In connection with the filing of the Warrant Inducement Agreement, the Company is filing as Exhibit 5.1 hereto an opinion of its counsel, Goodwin Procter LLP, regarding the legality of the New Warrants, the Pre-Funded Warrants and the Warrant Shares.

Cautionary Note Regarding Forward-Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans, and prospects for the Company, including the Company’s expectations and plans regarding the Transaction, the anticipated net proceeds from the Transaction, the planned use of the proceeds of the Transaction, the anticipated closing date of the Transaction, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, including but not limited to, the risks related to the Transaction and uncertainties related to market conditions. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully described in the “Risk Factors” section contained in the prospectus supplement related to the Transaction filed with the SEC on October 8, 2025, as well as other filings and reports that are filed by the Company with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2024 and the Quarterly Report on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025. The forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date of this Current Report on Form 8-K. Except as required by law, the Company undertakes no intention or obligation to update or revise any forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
1.1	Form of Warrant Inducement Agreement, dated October 8, 2025, by and among Plug Power Inc. and the Investor.

4.1	Form of New Warrant.

4.2	Form of Pre-Funded Warrant.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: October 8, 2025	By:	/s/ Paul Middleton
Name: Paul Middleton
Title: Chief Financial Officer

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